SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In the course of a normal, periodic review of its capital structure, the Company has determined to seek from the lenders under its senior credit facilities certain amendments to the Company’s senior secured credit agreement to permit, among other things, certain refinancing transactions (which may include the repayment or refinancing, in whole or in part, of its junior subordinated note) and the conversion into common stock of outstanding shares of its Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A preferred stock”) beneficially owned by TPG Advisors II, Inc. (“TPG”). There can be no assurance that (a) the Company will receive the requisite consents to any such amendment, (b) if such amendments become effective, the Company will seek to consummate any such refinancing transaction or TPG will determine to convert any shares of the Series A preferred stock beneficially owned by it, or (c) any such transaction will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: October 31, 2005	By:	/s/ DONALD A. COLVIN
Donald A. Colvin Chief Financial Officer

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